UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

47685 Lakeview Blvd.
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Line of Credit

Common Stock Purchase Agreement

On February 6, 2026, Tivic Health Systems, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Tumim Stone Capital, LLC, a Delaware limited liability company (the “Investor”).

Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor up to the lesser of: (a) $50,000,000 of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) the Exchange Cap (as defined below), from time to time, at the Company’s sole discretion (each such sale, a “VWAP Purchase”) by delivering an irrevocable written notice to the Investor (each such notice, a “VWAP Purchase Notice”). The Company shall be permitted to deliver a VWAP Purchase Notice to Investor during the period commencing on the Commencement Date (as defined in the Purchase Agreement) and the date that is the first day of the month following the 24-month anniversary of the date on which the initial Registration Statement (as defined below) has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”), subject to the terms and conditions set forth therein, and unless the Purchase Agreement is earlier terminated in accordance with its terms.

The shares of Common Stock purchased pursuant to a VWAP Purchase (the “Shares”) will be purchased at the VWAP Purchase Price, which will be determined pursuant to a formula set forth in the Purchase Agreement. If the Company elects to use a one-trading-day valuation period in the VWAP Purchase Notice (the “One-Day Valuation Period”), the VWAP Purchase Price under the Purchase Agreement will be equal to 97% of the volume-weighted average price (“VWAP”) of our Common Stock on the one trading day during such One-Day Valuation Period, subject to adjustment as provided in the Purchase Agreement, following receipt of the Shares by the Investor. If the Company elects to use a One-Day Valuation Period to determine the VWAP Purchase Price in the VWAP Purchase Notice, such VWAP Purchase Notice shall direct the Investor to purchase Shares in an amount not to exceed the lesser of (i) 15% of the daily trading volume of the Common Stock on the VWAP Purchase Exercise Date (as defined in the Purchase Agreement), or (ii) the quotient (rounded to the nearest whole number) obtained by dividing (x) $1,000,000 by (y) the VWAP on the VWAP Purchase Exercise Date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

If the Company elects to use a three-trading-day valuation period in the VWAP Purchase Notice (the “Three-Day Valuation Period”), the VWAP Purchase Price under the Purchase Agreement will be equal to 95% of the lowest daily VWAP of our Common Stock on any trading day during such Three-Day Valuation Period, subject to adjustment as provided in the Purchase Agreement, following receipt of the Shares by Tumim. If the Company elects to use a Three-Day Valuation Period to determine the VWAP Purchase Price in the VWAP Purchase Notice, such VWAP Purchase Notice shall direct Tumim to purchase Shares in an amount not to exceed the lesser of (i) 40% of the daily trading volume of the Common Stock on the VWAP Purchase Exercise Date, or (ii) the quotient (rounded to the nearest whole number) obtained by dividing (x) $2,500,000 by (y) the VWAP on the VWAP Purchase Exercise Date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period.

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The Investor’s purchases of shares of Common Stock under the Purchase Agreement, if any, will be subject to certain limitations, including that the Investor may not purchase shares that would result in it (together with its affiliates) owning more than 4.99% (or, at the election of the Investor, 9.99%) of the then-issued and outstanding shares of Common Stock. In addition, unless stockholder approval of a waiver of the Exchange Cap is obtained, the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement, if, after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Purchase Agreement and the transactions contemplated thereby would exceed 506,848 (representing 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement) (such maximum number of shares, the “Exchange Cap”). However, the Exchange Cap shall not be applicable for any purposes of the Purchase Agreement and the transactions contemplated thereby, to the extent that (and only for so long as) the average price of all applicable sales of Common Stock under the Purchase Agreement equals or exceeds $1.02, which is the Minimum Price (as defined in the Purchase Agreement). The Company is under no obligation to seek stockholder approval of a waiver of the Exchange Cap.

As consideration for the Investor’s commitment to purchase shares of Common Stock, the Company issued a pre-funded warrant to purchase 437,012 shares of Common Stock (the “Pre-Funded Warrants”), to the Investor as a commitment fee (the “Commitment Fee”).

Pre-Funded Warrants

The Pre-Funded Warrants issued to the Investor as the Commitment Fee are exercisable immediately upon issuance and will not expire until exercised in full. The exercise price of the Pre-Funded Warrants is $0.0001 per share (nominal), as the exercise price was pre-funded to the Company in connection with the payment of the Commitment Fee.  The Pre-Funded Warrants may be exercised on a cashless basis.  The Pre-Funded Warrants contain a beneficial ownership limitation that prevents the Investor from exercising the warrants to the extent that such exercise would result in the Investor (together with its affiliates) beneficially owning more than 4.99% (or, at the election of the Investor, 9.99%) of the outstanding shares of Common Stock.  The Pre-Funded Warrants are subject to customary adjustment provisions in the event of stock dividends, stock splits, combinations, reclassifications, or similar events.  In the event of a Fundamental Transaction (as defined in the Pre-Funded Warrants), the holder will be entitled to receive, upon exercise, the same kind and amount of consideration that a holder of Common Stock would have received in connection with such transaction. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants will be registered for resale under the Registration Statement.

Registration Rights Agreement

In connection with the transactions contemplated by, and concurrently with the execution of, the Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement, dated as of February 6, 2026 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC one or more registration statements (a “Registration Statement”), to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and resale by the Investor of all of the shares that may be issued by the Company to the Investor from time to time under the Purchase Agreement, including shares of Common Stock issuable upon exercise of the Pre-Funded Warrant. The Investor’s obligation to purchase shares of Common Stock pursuant to the Purchase Agreement is subject to such a Registration Statement being filed with the SEC and declared effective.

The Purchase Agreement, Registration Rights Agreement and Form of Pre-Funded Warrant (together, the “Transaction Documents”) are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the terms of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to such exhibits.

The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Transaction Documents are incorporated herein by reference only to provide investors with information regarding the terms of such Transaction Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

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Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 with respect to the issuance of the Common Stock, pursuant to the Purchase Agreement, and any Pre-Funded Warrants, pursuant to the Form of Pre-Funded Warrant, is hereby incorporated by reference into this Item 3.02.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.7
10.1#	Common Stock Purchase Agreement by and between Tivic Health Systems, Inc. and Tumim Stone Capital, LLC, dated February 6, 2026.
10.2	Registration Rights Agreement by and between Tivic Health Systems, Inc. and Tumim Stone Capital, LLC, dated February 6, 2026.
104	Cover Page Interactive Data File (embedded within the XBRL document).

#	Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date:	February 9, 2026	By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer

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